POWER OF ATTORNEY


         We, the undersigned officers and Trustees of Anchor Resource and Commodity Trust, hereby severally constitute David WC Putnam,David Y. Williams, and Peter K. Blume, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly to sign for us, and in our names and in the capacity mentioned below, any and all Registration Statements and/or Amendments to the Registration Statements, filed with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys to any and all amendments to said Registration Statement, and all additional Registration Statements and Amendments thereto.


         Witness our hands and common seal on the dates set forth below*


Signature                       Title                   Date

DAVID W.C. PUTNAM
David W. C. Putnam         Chairman and Trustee         April 19, 1997


J. STEPHEN PUTNAM
J. Stephen Putnam          Treasurer (Principle         April 19, 1997
                           Financial Officer)


SPENCER H. LEMENAGER
Spencer H. LeMenager       Secretary and Trustee        April 19, 1997


MAURICE A.DONAHUE
Maurice A. Donahue         Trustee                      April 19, 1997


DAVID Y. WILLIAMS
David Y. Williams          President and Trustee        April 19, 1997


* This Power of Attorney may be executed in several counterparts, each of which shall be regarded as an original and all of which taken together shall constitute one and the same Power of Attorney, and any of the parties hereto may execute this Power of Attorney by signing any such counterpart.

                       CERTIFIED RESOLUTIONS

           The undersigned, Christopher Y. Williams, Assistant Secretary of Anchor International Bond Trust, DOES HEREBY CERTIFY that the following resolutions were duly adopted by the Trustees of the Trust, and that such resolutions have not been amended, modified or rescinded and remain in full force and effect on the date hereof.

RESOLVED:      That Peter K. Blume, Esquire, attorney for the
               Trust, be and hereby is named and constituted agent
               for service with respect to the aforesaid
               Registration Statement to receive notices and
               communication with respect to the 1993 Act and the
               1940 Act, with all power consequent upon such
               designation of and under the rules and regulations
               of the Commission.
RESOLVED:      That the signature of any officer of the Trust required by law to be affixed to the Registration Statement, or to any amendment thereof, may be affixed by said officer personally or by an attorney-in-fact duly constituted in writing by said officer to sign his name thereto.


           IN WITNESS WHEREOF, I have executed this Certificate as of April 19, 1997.



                               CHRISTOPHER Y. WILLIAMS

                               Christopher Y. Williams



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